Exhibit 1.2

ARCUS BIOSCIENCES, INC.

Common Stock ($0.0001 par value)

Having an Aggregate Offering Price of up to

$200,000,000

Equity Distribution Agreement

February 25, 2026

Leerink Partners LLC

1301 Avenue of the Americas, 5th Floor

New York, New York 10019

Ladies and Gentlemen:

Arcus Biosciences, Inc., a Delaware corporation (the “Company”), confirms its agreement (this “Agreement”) with Leerink Partners LLC (the “Manager”) as follows:

1. Description of Shares. The Company proposes to issue and sell through or to the Manager, as sales agent and/or principal, shares of the Company’s common stock, $0.0001 par value (the “Common Stock”) having an aggregate offering price of up to $200,000,000 (the “Shares”), from time to time during the term of this Agreement and on the terms set forth in Section 3 of this Agreement. The Company hereby appoints the Manager as agent of the Company for the purpose of making offers and sales of the Shares. The Company agrees that whenever it determines to sell the Shares directly to the Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Annex I hereto, relating to such sale in accordance with Section 3 of this Agreement. Certain terms used herein are defined in Section 19 hereof.

2. Representations and Warranties. The Company represents and warrants to, and agrees with, the Manager at the Execution Time and on each such time the following representations and warranties are repeated or deemed to be made pursuant to this Agreement, as set forth below.

(a) Form S-3. The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement on Form S-3, including a Prospectus related to the Shares, for registration under the Act of the offering and sale of the Shares and other securities of the Company. Such Registration Statement, including any amendments thereto filed prior to any such time this representation is repeated or deemed to be made, became effective upon filing and no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission, and any request on the part of the Commission for additional or supplemental information has been complied with. As filed, the Prospectus will contain or incorporate by reference all information required by the Act and the rules thereunder, and, except to the extent the Manager shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Manager prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made. The Registration Statement, at the

Execution Time, each such time this representation is repeated or deemed to be made, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time. Any reference herein to the Registration Statement, the Prospectus, or any Interim Prospectus Supplement shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Prospectus, or any Interim Prospectus Supplement, as the case may be and, with respect to times after the Effective Time, shall include such documents filed under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Prospectus or any Interim Prospectus Supplement, as the case may be, and deemed to be incorporated therein by reference and at or before such times; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Prospectus, or any Interim Prospectus Supplement shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Prospectus, or any Interim Prospectus Supplement, as the case may be, deemed to be incorporated therein by reference. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or any post-effective amendment or the Prospectus or any amendments or supplements thereto, made in reliance upon and in conformity with information furnished to the Company in writing by the Manager relating to the Manager expressly for use therein.

(b) Successor Registration Statement. To the extent that the Registration Statement is not available for the sales of the Shares as contemplated by this Agreement, the Company shall file a new registration statement with respect to any additional Common Stock necessary to complete such sales of the Shares and shall cause such registration statement to become effective as promptly as practicable. After the effectiveness of any such registration statement, all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, and all references to “Prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective.

(c) No Material Misstatements or Omissions in the Registration Statement. On each Effective Date, at the Execution Time, at each deemed effective date with respect to the Manager pursuant to Rule 430B(f)(2) under the Act, at each Applicable Time, at each Settlement Date, at each Time of Delivery and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, the Registration Statement complied and will comply in all material respects with the applicable requirements of the Act and the rules thereunder and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b), at each Applicable Time, on each Settlement Date, at each Time of Delivery and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, the Prospectus (together with any supplement thereto) complied and will comply in all material respects with the applicable requirements of the Act and the rules thereunder and did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by the Manager specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

(d) Disclosure Package. At the Execution Time, at each Applicable Time, at each Settlement Date and each Time of Delivery, the Disclosure Package does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by the Manager specifically for use therein.

(e) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus (i) at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and (ii) when read together with the other information in the Prospectus and the Disclosure Package at any Applicable Time and when read together with the other information in the Prospectus at the date of the Prospectus and at any Settlement Date or Time of Delivery, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Ineligible Issuer; WKSI Status. (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Act.

(g) Notice of Other Sales. Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, and from and after the execution of this Agreement, the Company will not, directly or indirectly, offer or sell any Shares by means of any “prospectus” (within the meaning of the Act) or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, other than the Prospectus, as amended or supplemented from time to time in accordance with the provisions of this Agreement; the Company has not, directly or indirectly, prepared, used or referred to any Issuer Free Writing Prospectus in connection with the offering or sale of the Shares.

(h) No Stop Orders. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Act, and the Company is not the subject of a pending proceeding under Section 8A of the Act in connection with the offering of the Shares.

(i) Regulation M. The Common Stock constitutes an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(j) Sales Agency Agreements. The Company has not entered into any other sales agency agreements or other similar arrangements with any agent or any other representative in respect of any at the market offering (within the meaning of Rule 415(a)(4) under the Act) of the Shares.

(k) Offering Materials. The Company has not distributed and will not distribute, prior to the termination of this Agreement, any offering material in connection with the offering and sale of the Shares other than the Prospectus and any Issuer Free Writing Prospectus reviewed and consented to by the Manager and identified in Schedule I hereto.

(l) No Material Adverse Change in Business. None of the Company or any of its subsidiaries, since the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package, (i) has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, or (ii) other than as set forth or contemplated in the Disclosure Package and the Prospectus, entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, in each case other than as would not reasonably be expected to have a Material Adverse Effect (as defined below) or materially interfere with or delay the consummation of the transactions contemplated by this Agreement. Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, there has not been (A) any material change in the capital stock (other than as a result of (i) the exercise, vesting or settlement, if any, of stock options or the award, if any, of stock options or restricted stock units in the ordinary course of business pursuant to the Company’s equity incentive plans that are described in the Prospectus or (ii) the issuance, if any, of stock upon conversion, vesting or exercise of Company securities as described in the Prospectus), (B) any material change in the long-term debt of the Company or any of its subsidiaries, (C) any material adverse change or effect, or any development involving a prospective material adverse change in or affecting (i) the condition (financial or otherwise), management, earnings, business, properties, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, except as described in the Registration Statement, the Disclosure Package and the Prospectus, or (ii) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Prospectus, or (D) any dividend or distribution of any kind declared, paid or made by the Company, in each case other than as described or contemplated in the Registration Statement, the Disclosure Package and the Prospectus.

(m) Title to Property. The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except as described in the Registration Statement, the Disclosure Package and the Prospectus or as do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and any real property and buildings held under lease by the Company or any of its subsidiaries are held by them under valid, subsisting and enforceable leases or subleases with such limitations on the Company or its subsidiaries as are not material and do not interfere with the use made and proposed to be made of such leased real property by the Company or any of its subsidiaries.

(n) Good Standing. Each of the Company and its subsidiaries has been (i) duly incorporated or organized, is validly existing as a corporation or other business entity and in good standing under the laws of its jurisdiction of incorporation or organization, with the requisite power and authority (corporate and other) to enter into and perform its obligations under this Agreement, own its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, and (ii) has been duly qualified as a foreign corporation or other business entity for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction except where the failure to be so qualified would not (i) have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), management, earnings, business, properties, operations, or prospects of the Company and its subsidiaries taken as a whole or (ii) prevent the consummation of the transactions contemplated by this Agreement (the occurrence of any such effect or any such prevention described in the foregoing clauses (i) and (ii) being referred to as a “Material Adverse Effect”). The Company has no subsidiaries that are significant subsidiaries as defined by Rule 1-02 of Regulation S-X under the Act.

(o) Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Disclosure Package and the Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the stock contained in the Registration Statement, the Disclosure Package and the Prospectus. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, all of the issued and outstanding capital stock of, or other equity interests in, each subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or indirectly by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

(p) Due Authorization of the Shares. The Shares have been duly and validly authorized and, when the Shares are issued and delivered against payment therefor as provided herein, such Shares will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Common Stock contained in the Registration Statement, the Disclosure Package and the Prospectus.

(q) No Preemptive or Registration Rights. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, there are no (i) preemptive rights or other rights to subscribe for or to purchase or any restriction upon the voting or transfer of, any equity securities of the Company or any of its subsidiaries or (ii) outstanding options or warrants to purchase any securities of the Company or any of its subsidiaries. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any securities of the Company, except such rights as have been waived or satisfied.

(r) No Conflict or Violation. (i) The issue and sale of the Shares and the compliance by the Company with this Agreement will not and (ii) the execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated in this Agreement and in the Registration Statement, the Disclosure Package and the Prospectus (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described therein under the caption “Use of Proceeds”) do not and will not, whether with or without the giving of notice or passage of time or both, (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) result in any violation of the provisions of the certificate of incorporation or by-laws (or other applicable organizational document) of the Company or any of its subsidiaries, or (C) result in the violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, any of its subsidiaries or any of their respective properties, except, with respect to clauses (A) and (C), such defaults, breaches, conflicts or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body having jurisdiction over the Company, any of its subsidiaries or any of their respective properties is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained and the registration of the Shares under the Act, the approval, if any, by the Financial Industry Regulatory Authority (“FINRA”) of the terms and arrangements herein, the approval for listing on the New York Stock Exchange (the “Exchange”) and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Manager.

(s) Absence of Violations, Defaults and Conflicts. None of the Company or any of its subsidiaries is (i) in violation of its certificate of incorporation or by-laws (or similar organizational documents), (ii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or (iii) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental agency or body having jurisdiction over the Company, any of its subsidiaries or any of their respective properties, assets or operations, except for such violations that would not reasonably be expected to result in a Material Adverse Effect.

(t) Due Authorization. The execution and delivery of, and the performance by the Company of its obligations under, this Agreement (including but not limited to the issuance and sale of the Shares and the use of proceeds from the sale of the Shares as described in the Registration Statement, the Disclosure Package and the Prospectus under the caption “Use of Proceeds”) have been duly and validly authorized by all necessary corporate action on the part of the Company and this Agreement has been duly executed and delivered by the Company.

(u) Summaries of Law and Documents. The statements set forth in the Registration Statement, the Disclosure Package and the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Shares, and under the caption “Plan of Distribution”, insofar as such statements purport to describe the provisions of the laws and documents referred to therein, are accurate summaries in all material respects. All agreements expressly referenced or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus between the Company or any of its subsidiaries, on the one hand, and any other party, on the other hand, are legal, valid and binding obligations of the Company or the relevant subsidiary and such other party, enforceable against the Company or the relevant subsidiary and such other party in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and to general equitable principles and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, none of the Company or any of its subsidiaries has sent or received any notice indicating the termination of or intention to terminate any of the material contracts or agreements referred to, described in or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus or filed as an exhibit to the Registration Statement.

(v) Filings and Governmental Licenses. The Company and its subsidiaries have filed or caused to be filed with the appropriate governmental entities all forms, statements, reports, and documents (including all exhibits, amendments, and supplements thereto) (each a “Filing”) required to be filed by it with respect to the respective businesses of the Company and its subsidiaries and each of their facilities, or to permit all clinical and nonclinical studies and trials conducted by or on behalf of the Company and its subsidiaries, including, without limitation, all necessary U.S. Food & Drug Administration (“FDA”) and comparable foreign regulatory agency approvals under all applicable laws and the respective rules and regulations thereunder, all of which complied in all respects with all applicable requirements of the appropriate law and rules and regulations thereunder in effect on the date each such Filing was made, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries (i) hold all licenses, sub-licenses, registrations, certificates, permits and other authorizations from governmental authorities (collectively, “Governmental Licenses”) which are necessary to the conduct of the business now operated by them, except for such Governmental

Licenses the failure of which to hold would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) are in compliance with the terms and conditions of all Governmental Licenses, and all Governmental Licenses are valid and in full force and effect, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (iii) have not received any notice of proceedings relating to the revocation or modification of any Governmental License or have any reason to believe that any such Governmental License will not be renewed in the ordinary course.

(w) Regulatory Matters. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, as applicable, the Company and its subsidiaries (i) are and at all times have been in compliance in all material respects with all Applicable Laws, as defined herein, applicable to the ownership, research, testing, development, manufacture, packaging, processing, use, distribution, marketing, advertising, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company, including the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.), the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the criminal false statements and representations law (42 U.S.C. § 1320a-7b(a)), the civil monetary penalties laws (42 U.S.C. § 1320a-7a), the exclusion laws, the Medicare statute (Title XVIII of the Social Security Act), the Medicaid statute (Title XIX of the Social Security Act), the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010, and the regulations promulgated pursuant to such laws and any other similar local, state, federal, national, supranational and foreign laws and regulations relating to the regulation of the Company (collectively, the “Applicable Laws”), except for such non-compliance as would not, individually or in the aggregate, have a Material Adverse Effect; (ii) have not received any FDA Form 483, written notice of adverse finding warning letter, untitled letter or other correspondence or written notice from any court or arbitrator or governmental or regulatory authority alleging or asserting non-compliance with any Applicable Laws, except for such non-compliance as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) have not, to the Company’s knowledge, received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in violation of any Applicable Laws and, in each case which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, nor, to the Company’s knowledge, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened; (iv) have filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were corrected or supplemented by a subsequent submission), except where the failure to so file, obtain, maintain or submit, or the failure of, such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments to be complete or accurate or corrected or supplemented by a subsequent submission, would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and (v) are not a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority.

(x) Clinical Data and Regulatory Compliance. The pre-clinical studies and clinical trials conducted by or, to the Company’s knowledge, on behalf of or sponsored by the Company or its subsidiaries, or in which the Company or its subsidiaries have participated, that are described in the Registration Statement, the Disclosure Package and the Prospectus or the results of which are referred to in the Registration Statement, the Disclosure Package and the Prospectus, as applicable, and are intended to be submitted to FDA or comparable foreign regulatory authorities outside the United States (together the FDA and such comparable foreign regulatory authorities outside of the United States, the “Regulatory Authorities”) as a basis for product approval, were and, if still pending, are being conducted in all material respects in accordance with accepted professional and scientific research procedures and Applicable Laws, including, without limitation, 21 C.F.R. Parts 50, 54, 56, 58, and 312; the descriptions in the Registration Statement, the Disclosure Package or the Prospectus of the results of such studies and trials are accurate and complete in all material respects and fairly present the data derived from such trials; except to the extent disclosed in the Registration Statement, the Disclosure Package or the Prospectus, the Company has no knowledge of any studies, tests or other trials the results of which call into question the results described or referred to in the Registration Statement, the Disclosure Package and the Prospectus; neither the Company nor its subsidiaries have received any written notices, correspondence or other communication from the Regulatory Authorities which could lead to the termination or suspension of any pre-clinical studies or clinical trials that are described in the Registration Statement, the Disclosure Package and the Prospectus, other than ordinary course communications with respect to modifications in connection with the design and implementation of such trials.

(y) Suppliers. To the Company’s knowledge, the manufacturing facilities and operations of its suppliers are operated in compliance in all material respects with Applicable Laws.

(z) Payment of Taxes. The Company and each of its subsidiaries has filed all material U.S. federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes indicated by such returns and all assessments received by them or any of them to the extent that such taxes have become due, except for any such taxes being contested in good faith and for which an adequate reserve or accrual has been established in accordance with U.S. generally accepted principles of accounting (“GAAP”); and there are no tax deficiencies that have been, or would reasonably be expected to be, asserted against the Company or any of its property or assets and which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(aa) Possession of Intellectual Property. The Company and its subsidiaries own or possess or, to the Company’s knowledge, can obtain on reasonable terms the right to use all patents, inventions, trademarks, trade names, service mark registrations, logos, trade dress, designs, database rights, Internet domain names and other source indicators, rights of privacy, rights of publicity, copyrights and copyrightable works, license rights, trade secrets, know-how and proprietary information (including unpatented and unpatentable proprietary or confidential information, inventions, systems or procedures) and other intellectual property rights (including all goodwill associated with the foregoing), as well as related rights, such as registrations and applications for registration of any of the foregoing (collectively, “Intellectual Property”) necessary to conduct their business as presently conducted and currently contemplated to be conducted in the future, and the right to sue for past, present and future infringement, misappropriation or dilution of any of the foregoing, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Intellectual Property has not been adjudged by a court of competent jurisdiction to be invalid or unenforceable, and the Company is unaware of any facts which would form a reasonable basis for any such adjudication. To the Company’s knowledge, none of the Company or any of its subsidiaries, whether through their respective products and services or the conduct of their respective businesses, has materially infringed, misappropriated, conflicted with or otherwise violated, or is currently materially infringing, misappropriating, conflicting with or otherwise violating, and none of the Company or any of its subsidiaries has received any written communication or notice of infringement of, misappropriation of, conflict with or violation of, any Intellectual Property of any other person or entity, or challenging the validity, scope or enforceability of any Intellectual Property owned by or exclusively licensed to the Company or any of its subsidiaries, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge, except as described in the Registration Statement, the Disclosure Package and the Prospectus, there is no infringement, misappropriation or violation by others of Intellectual Property owned by or licensed to the Company or any of its subsidiaries. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all Intellectual Property owned by or licensed to the Company or any of its subsidiaries (1) is, to the knowledge of the Company, valid and enforceable, (2) is solely owned by or, licensed or co-licensed by the Company or one or more of its subsidiaries, and (3) is owned free and clear of all liens, encumbrances, defects and other restrictions. The Company and its subsidiaries have taken commercially reasonable steps necessary to secure their interests in such Intellectual Property from their employees and contractors and to protect the confidentiality of all of their confidential information and trade secrets, including payment of applicable maintenance fees, filing of applicable statements of use, timely response office actions, disclosure of any required information, and the execution of appropriate nondisclosure, confidentiality agreements, invention assignment agreements, and intellectual property assignment agreements and invention assignments and intellectual property assignments with their employees, and no employee of the Company is in or has been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, intellectual property assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement, or any restrictive covenant to or with a former employer where the basis of such violation relates to (a) such employee’s employment with the Company or (b) the ownership by the Company or its subsidiaries of any Intellectual Property. All founders, current and former employees, contractors, consultants and other parties involved in the development of material Intellectual Property for the Company and its subsidiaries have signed confidentiality and invention assignment agreements with the Company or its subsidiaries, pursuant to which the Company and its subsidiaries either (y) have obtained ownership of and are the exclusive owner of such material Intellectual Property, or (z) have obtained a valid right to exploit such material Intellectual Property, sufficient for the conduct of their businesses as currently conducted and as proposed in the Registration Statement, the Disclosure Package and the Prospectus to be conducted. To the Company’s knowledge, the product candidates described in the Disclosure Package and the Prospectus as under development by the Company or its subsidiaries fall within the scope of the claims of one or more patents or patent applications owned by, or exclusively licensed to (in certain territories), the Company or its subsidiaries.

(bb) Patents. To the knowledge of the Company, (i) all patents and patent applications included in the Intellectual Property have been duly and properly filed, and each such issued patent is being diligently maintained and each such pending patent application is being diligently prosecuted; (ii) the Company has complied with its duty of candor and disclosure to the U.S. Patent and Trademark Office (the “U.S. PTO”) and to any relevant foreign patent authority having similar requirements in connection with such patents and patent applications included in the Intellectual Property for which it has filing, prosecution, and/or maintenance responsibilities; and (iii) the Company is not aware of any prior art or public or commercial activity or other facts required to be disclosed to the U.S. PTO or any relevant foreign patent authority that was not disclosed and that, if disclosed, would preclude the grant of a patent in connection with any such patent application, and of which failure to disclose would reasonably be expected to form the basis of a finding of invalidity or unenforceability with respect to any patents that have been issued with respect to such patent applications.

(cc) IT Systems. None of the material Intellectual Property employed by or on behalf of the Company or any of its subsidiaries has been obtained or is being used by the Company or any of its subsidiaries in violation of any contractual obligation binding on the Company, its subsidiaries or any of their respective officers, directors or employees or otherwise in violation of the rights of any persons. The Company and its subsidiaries own or have a valid right to access and use all material computer systems, networks, hardware, software, databases, websites, and equipment used to process, store, maintain and operate data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of the Company and its subsidiaries), information, and functions used in connection with the business of the Company and its subsidiaries (collectively, the “IT Systems”). The IT Systems are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and its subsidiaries as currently conducted, and, to the Company’s knowledge, are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have established, maintained, implemented and complied with commercially reasonable information technology, information security, cyber security and data protection controls, policies, procedures and safeguards, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, household, sensitive, confidential or regulated data, “Data”) that are necessary to protect against and prevent breach, violation, outage, destruction, loss, unauthorized distribution, use, disruption, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any IT Systems or Data in its possession or control used in connection with the operation of the Company’s and its subsidiaries’ businesses (“Breach”). There has been no such Breach except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole, nor any incidents under internal review or investigations relating to the same. The Company and its subsidiaries have not been notified of and have no knowledge of any event or condition that would reasonably be expected to result in, any Breach, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(dd) Cybersecurity; Data Protection. (i) The Company and its subsidiaries have complied, and are presently in compliance, with all internal and external privacy policies, contractual obligations, industry standards, applicable laws or statutes, and all judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any contractual or legal obligations regarding the collection, use, transfer, import, export, storage, protection, security, disposal and disclosure by the Company and its subsidiaries of IT Systems and Data (“Data Security Obligations”); (ii) neither the Company nor any of its subsidiaries has received any notification of or complaint regarding, or are aware of any other facts that, individually or in the aggregate, would reasonably indicate non-compliance with any Data Security Obligation; and (iii) there is no pending, or to the knowledge of the Company, threatened, action, suit or proceeding by or before any court or governmental agency, authority or body pending or threatened alleging non-compliance with any Data Security Obligation, except in the case of clause (iii), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have taken steps reasonably necessary in accordance with industry standard practices to protect such information against loss and against unauthorized use, access, misappropriation, modification, disclosure or other misuse, except in each case to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole. To the knowledge of the Company, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus or as would not individually or in the aggregate have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole, there has been no unauthorized access to such information. The Company and its subsidiaries have taken or will take all necessary actions to comply with all applicable laws and regulations with respect to Data that have been announced as of the date hereof as becoming effective within 12 months after the date hereof, and for which any non-compliance with same would be reasonably likely to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole, as soon as they take effect.

(ee) Statistical and Market-Related Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical, industry-related and market-related data included in the Registration Statement, the Disclosure Package and the Prospectus is not based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(ff) Compliance with ERISA. Except, in each case, for any such matter as would not reasonably be expected to have a Material Adverse Effect, (i) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization that is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have liability (each a “Plan”) is in compliance in all material respects with all applicable statutes, rules and regulations, including ERISA and the Code; (ii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (as defined in Section 4043 of ERISA) has occurred for which the Company or any member of its Controlled Group would have any material liability; and (B) neither the Company nor any member of its Controlled Group has incurred or expects to incur material liability under Title IV of ERISA (other than for contributions to the Plan or premiums payable to the Pension Benefit Guaranty Corporation, in each case in the ordinary course and without default); (iii) no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has failed to satisfy the minimum funding standard within the meaning of such sections of the Code or ERISA; and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(gg) Environmental Laws. Except in each case as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus and except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) the Company and its subsidiaries have complied and are in compliance with all applicable federal, state, local, foreign and international laws (including the common law), statutes, rules, regulations, orders, judgments, decrees or other legally binding requirements of any court, administrative agency or other governmental authority relating to pollution or to the protection of the environment, natural resources or human health or safety, or to the manufacture, use, generation, treatment, storage, disposal, release or threatened release of hazardous or toxic substances, pollutants, contaminants or wastes, or the arrangement for such activities (collectively, the “Environmental Laws”); (ii) the Company and its subsidiaries have obtained and complied with all permits, licenses, authorizations or other approvals required of them under Environmental Laws to conduct their respective businesses and are not subject to any action to revoke, terminate, cancel, limit or appeal any such permits, licenses, authorizations or approvals; (iii) none of the Company or any of its subsidiaries is a party to any judicial or administrative proceeding (including a notice of violation) under any Environmental Laws (A) to which a governmental authority is also a party and which involves potential monetary sanctions, unless it could reasonably be expected that such proceeding will result in monetary sanctions of less than $100,000, or (B) which is otherwise material; and no such proceeding has, to the Company’s knowledge, been threatened in writing or is known by the Company to be contemplated; and (iv) none of the Company or any of its subsidiaries has received written notice or is otherwise subject to or aware of any pending or threatened claim against or has any cost or potential liability under Environmental Laws in respect of its past or present business, operations (including the disposal of hazardous substances at any off-site location), facilities or real property (whether owned, leased or operated) or on account of any predecessor or any person whose liability under any Environmental Laws it has agreed to assume; and the Company is not aware of any facts or conditions that could reasonably be expected to give rise to any such claim, cost or liability. Except in each case as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, none of the Company or any of its subsidiaries is aware of any facts or issues relating to compliance with Environmental Laws that would reasonably be expected to have a material effect on their capital expenditures, earnings or competitive position or is a party to any judicial or administrative proceeding (including a notice of violation) under any Environmental Laws to which a governmental authority is also a party and which involves potential monetary sanctions, unless it could reasonably be expected that such proceeding will result in monetary sanctions of less than $300,000, or which is otherwise material, and no such proceeding has, to the Company’s knowledge, been threatened in writing or is known by the Company to be contemplated.

(hh) Restrictions on Dividends. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, no subsidiary of the Company is prohibited or restricted, directly or indirectly, from paying dividends to the Company or any other subsidiary of the Company, or from making any other distribution with respect to such subsidiary’s equity securities or from repaying to the Company or any other subsidiary of the Company any amounts that may from time to time become due under any loans or advances to such subsidiary from the Company or any other subsidiary of the Company or from transferring any property or assets to the Company or to any other subsidiary of the Company.

(ii) NYSE Listing. The Company’s Common Stock has been registered pursuant to Section 12(b) of the Exchange Act and the Shares have been approved for listing, subject to official notice of issuance, on the Exchange, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the listing of the Common Stock (including the Shares) on the Exchange, nor has the Company received any notification that the Commission or the Exchange is contemplating terminating such registration or listing.

(jj) Certain Relationships and Related Party Transactions. No relationship, direct or indirect, exists between the Company, on the one hand, and the directors, officers, or stockholders of the Company, on the other, that is required by the Act to be described in the Registration Statement, the Disclosure Package and the Prospectus which have not been so described in such documents as required.

(kk) Absence of Labor Dispute. No material labor disturbance by or material dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its principal suppliers or contractors, except as would not have a Material Adverse Effect. The Company has not received any notice of cancellation or termination with respect to any collective bargaining agreement material to the Company.

(ll) No Finder’s Fee. None of the Company or any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or the Manager for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(mm) Absence of Proceedings. Other than as set forth in the Registration Statement, the Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company, its officers or directors, or any of its subsidiaries is a party or of which any property of any of the Company or any of its subsidiaries is the subject which would individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(nn) Investment Company Act. The Company is not and, upon the issuance and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, the Disclosure Package and the Prospectus under the caption “Use of Proceeds,” will not be, an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended.

(oo) Financial Statements; Non-GAAP Financial Measures. The financial statements, together with related notes and schedules, included in the Registration Statement, the Disclosure Package and the Prospectus, comply in all material respects with the applicable requirements of the Act and present fairly in all material respects the financial position and the results of operations and cash flows of the entities purported to be shown thereby, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with GAAP, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The pro forma financial statements, if any, or data included in the Registration Statement or the Prospectus, if any, comply with the applicable requirements of the Act and the Exchange Act, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial and statistical data set forth or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company. Any “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission), contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus have been derived from the accounting records of the Company or its predecessors for accounting purposes, fairly presents in all material respect the information purported to be shown thereby and complies in all material respects with Regulation G of the Exchange Act, and Item 10 of Regulation S-K under the Act, to the extent applicable. The Company and its subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement, the Disclosure Package and the Prospectus. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Disclosure Package or the Prospectus that are not included as required.

(pp) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the Disclosure Package and the Prospectus are an independent registered public accounting firm as required by the Act, the Exchange Act and the Public Company Accounting Oversight Board. To the Company’s knowledge, such accountants are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”) with respect to the Company.

(qq) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (including Section 402 related to loans and Sections 302 and 906 related to certifications, as applicable).

(rr) Accounting Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls designed to, and which the Company believes is sufficient to, provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in XBRL included or incorporated by reference in the Registration Statement and the Prospectus is in compliance with the SEC’s published rules, regulations and guidelines applicable thereto. The Company’s and its subsidiaries’ internal control over financial reporting are effective and the Company and its subsidiaries are not aware of any material weakness in their internal controls over financial reporting. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act applicable to the Company and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting.

(ss) Disclosure Controls. (i) The Company and its subsidiaries maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; (ii) such disclosure controls and procedures have been designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and (iii) such disclosure controls and procedures are effective.

(tt) Foreign Corrupt Practices Act. None of the Company nor any of its subsidiaries nor any of its or their directors, officers, employees, affiliates nor, to the knowledge of the Company, any agent or other person associated with or acting on behalf of the Company or any of its subsidiaries has (A) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (D) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.

The Company and its subsidiaries have instituted, and maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws, and the Company will not use, directly or indirectly, the proceeds of the offering and sale of the Shares in furtherance of an offer, payment, promise to pay or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-bribery or anti-corruption laws.

(uu) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(vv) OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, employee, agent or affiliate of the Company is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”, the United Nations Security Council (“UNSC”), the European Union, His Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as sales agent, underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, none of the Company or any of its subsidiaries has knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(ww) Insurance. Each of the Company and its subsidiaries carry, or are covered by, insurance, from financially sound and reputable insurers, in such amounts and covering such risks as are generally deemed reasonably adequate for the conduct of their respective businesses (including clinical trial insurance and business interruption insurance) and the value of their respective properties and as is generally deemed adequate and customary for companies engaged in similar businesses; and the Company has no reason to believe that it or any of its subsidiaries will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their respective businesses at a cost that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xx) Stabilization. Neither the Company nor, to the Company’s knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares in violation of Regulation M of the Exchange Act.

(yy) FINRA Affiliation. To the knowledge of the Company, there are no affiliations or associations between any member of FINRA and any of the officers or directors of the Company or the holders of 5% or greater of the Common Stock, except as described in the Registration Statement, the Disclosure Package and the Prospectus to the extent required to be so described.

(zz) Accuracy of Exhibits. There are no contracts or other documents that are required by the Act to be described in the Prospectus or filed as exhibits to the Registration Statement, or that are required by the Exchange Act to be filed as exhibits to a document incorporated by reference into the Prospectus, that have not been so described in the Prospectus or filed as exhibits to the Registration Statement or such incorporated document.

(aaa) XBRL. The interactive data in the eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Manager or to counsel for the Manager in connection with this Agreement or any Terms Agreement shall be deemed a representation and warranty by the Company or subsidiary of the Company, as applicable, to the Manager as to the matters set forth therein.

The Company acknowledges that the Manager and, for purposes of the opinions to be delivered pursuant to Section 4 hereof, counsel for the Company and counsel for the Manager, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

3. Sale and Delivery of Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Manager agree that the Company may from time to time seek to sell Shares through the Manager, acting as sales agent, or directly to the Manager acting as principal, as follows:

(a) The Company may submit to the Manager its orders (including any price, time or size limits or other customary parameters or conditions) to sell Shares on any Trading Day (as defined herein) in a form and manner as mutually agreed to by the Company and the Manager. As used herein, “Trading Day” shall mean any trading day on the Exchange.

(b) Subject to the terms and conditions hereof, the Manager shall use its reasonable efforts to execute any Company order submitted to it hereunder to sell Shares and with respect to which the Manager has agreed to act as sales agent. The Company acknowledges and agrees that (i) there can be no assurance that the Manager will be successful in selling the Shares, (ii) the Manager will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by the Manager to use its reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares as required under this Agreement and (iii) the Manager shall not be under any obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by the Manager and the Company. The Manager may make sales pursuant to each order by any method permitted by law, including without limitation (i) by means of ordinary brokers’ transactions (whether or not solicited), (ii) to or through a market maker, (iii) directly on or through any national securities exchange or facility thereof, a trading facility of a national securities association, an alternative trading system, or any other market venue, (iv) in the over-the-counter market, (v) in privately negotiated transactions, or (vi) through a combination of any such methods.

(c) The Company shall not authorize the issuance and sale of, and the Manager shall not sell as sales agent, any Share at a price lower than the minimum price therefor designated from time to time by the Company and notified to the Manager in writing. In addition, the Company or the Manager may upon notice to the other party hereto by telephone (confirmed promptly by email or facsimile), suspend an offering of the Shares with respect to which the Manager is acting as sales agent; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.

(d) The compensation to the Manager for sales of the Shares with respect to which the Manager acts as sales agent hereunder shall be up to 3.0% of the gross offering proceeds of the Shares sold pursuant to this Agreement as mutually agreed to in writing by the Manager and the Company. The foregoing rate of compensation shall not apply when the Manager, acting as principal, purchases Shares from the Company pursuant to a Terms Agreement. Any compensation or commission due and payable to the Manager hereunder with respect to any sale of Shares shall be paid by the Company to the Manager concurrently with the settlement for sales of the Shares by deduction from the proceeds from sales of the Shares payable to the Company. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”).

(e) Settlement for sales of the Shares pursuant to this Agreement will occur on the second Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Shares sold through the Manager for settlement on such date shall be issued and delivered by the Company to the Manager against payment of the Net Proceeds from the sale of such Shares. Settlement for all such Shares shall be effected by free delivery of the Shares, in definitive form, by the Company or its transfer agent to the Manager’s or its designee’s account (provided the Manager shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at

Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto, in return for payments in same day funds delivered to the account designated by the Company. If the Company, or its transfer agent (if applicable) shall default on its obligation to deliver the Shares on any Settlement Date, the Company shall (i) hold the Manager harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay the Manager any commission, discount or other compensation to which it would otherwise be entitled absent such default.

(f) If acting as sales agent hereunder, the Manager shall provide written confirmation (which may be by facsimile or email) to the Company following the close of trading on the Exchange each day in which the Shares are sold under this Agreement setting forth (i) the amount of the Shares sold on such day and the gross offering proceeds received from such sale and (ii) the commission payable by the Company to the Manager with respect to such sales.

(g) At each Applicable Time, Settlement Date, Representation Date (as defined in Section 4(k)) and Filing Date (as defined in Section 4(r)), the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date, modified as necessary to relate to the Registration Statement and the Prospectus as amended as of such date. Any obligation of the Manager to use its reasonable efforts to sell the Shares on behalf of the Company as sales agent shall be subject to the continuing accuracy of the representations and warranties of the Company herein (and the completion of any diligence to verify such accuracy by the Manager), to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

(h) Subject to such further limitations on offers and sales of Shares or delivery of instructions to offer and sell Shares as are set forth herein and as may be mutually agreed upon by the Company and the Manager, the Company shall not request the sale of any Shares that would be sold, and the Manager shall not be obligated to sell, during any period in which the Company is, or could be deemed to be, in possession of material non-public information.

(i) If the Company wishes to issue and sell the Shares pursuant to this Agreement directly to the Manager, acting as principal (each, a “Placement”), it will notify the Manager of the proposed terms of such Placement. If the Manager, acting as principal, wishes to accept such proposed terms (which the Manager may decline to do for any reason in its sole discretion) or, wishes to accept amended terms proposed by the Company after further discussion, the Manager and the Company will enter into a Terms Agreement setting forth the terms of such Placement. The terms set forth in a Terms Agreement will not be binding on the Company or the Manager unless and until the Company and the Manager have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(j) Each Placement shall be made in accordance with the terms of this Agreement and, if applicable, a Terms Agreement, which will provide for the sale of such Shares to, and the purchase thereof by, the Manager. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by the Manager. The commitment of the Manager to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the number of the Shares to be purchased by the Manager pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters acting together with the Manager in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Shares.

(k) Under no circumstances shall the number and aggregate amount of the Shares sold pursuant to this Agreement and any Terms Agreement exceed (i) the aggregate amount set forth in Section 1, (ii) the number of shares of Common Stock available for issuance under the currently effective Registration Statement or (iii) the number and aggregate amount of the Shares authorized from time to time to be issued and sold under this Agreement by the board of directors of the Company (the “Board”), or a duly authorized committee thereof, and notified to the Manager in writing.

4. Agreements. The Company agrees with the Manager that:

(a) During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or any similar rule) to be delivered under the Act in connection with the offering or sale of the Shares, the Company will not file any amendment of the Registration Statement or supplement in connection with the offering and sale of the Shares (including any Interim Prospectus Supplement), the Disclosure Package or the Prospectus, whether pursuant to the Act, the Exchange Act or otherwise, unless (i) the Company has furnished to the Manager a copy of such amendment or supplement (including, for the avoidance of doubt, reports or other information to be filed by the Company under the Exchange Act that would be incorporated by reference into the Registration Statement and the Prospectus) for its review a reasonable period of time prior to filing (or, in the case of Current Reports on Form 8-K, has used its commercially reasonable efforts to so furnish copies to the Manager prior to filing and provided that such obligations with respect to Current Reports on Form 8-K shall apply only during such periods when there is an offering of Shares under this Agreement), and (ii) except for reports or other information required to be filed by the Company under the Exchange Act, the Company will not file any such proposed amendment or supplement to which the Manager reasonably objects. The Company has prepared the Prospectus, in a form approved by the Manager, and shall file such Prospectus, as amended at the Execution Time, with the Commission pursuant to the applicable paragraph of Rule 424(b) promptly after the Execution Time (but in any event within the time period described thereby) and will cause any supplement to the Prospectus to be prepared, in a form approved by the Manager, and will file such supplement with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed thereby and will notify the Manager of such timely filing. The Company, subject to this Section 4(a) and Section 4(c), will comply with the requirements of Rule 430B. During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or any similar rule) to be delivered under the Act in connection with the offering or sale of the Shares, the Company will promptly advise the Manager (A) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (B) when, during any period when the delivery of a prospectus (whether physically or through compliance with Rule 172 or any similar rule) is required under the Act in connection with the offering or sale of the Shares, any amendment to the Registration Statement or any new registration statement relating to the Shares shall have been filed or become effective (other than a prospectus supplement relating solely to the offering of securities other than the Shares), (C) of the receipt of any comments from the Commission, (D) of any request by the Commission or its staff for any amendment of the Registration Statement, or for any supplement to the Prospectus or for any additional information related to the Shares, (E) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the issuance of any order preventing or suspending the use of the Prospectus or any amendment or supplement thereto, or the institution or threatening of any proceeding for any of such purposes or pursuant to Section 8A of the Act, or (F) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its commercially reasonable efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain at the earliest possible moment the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its commercially reasonable efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If, at any time on or after an Applicable Time but prior to the related Settlement Date or Time of Delivery, any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Manager so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to the Manager in such quantities as the Manager may reasonably request.

(c) During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or any similar rule) to be delivered under the Act, if any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Company promptly will (i) notify the Manager of any such event, (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its commercially reasonable efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to the Manager in such quantities as the Manager may reasonably request.

(d) As soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, the Company will make generally available (which may be satisfied by filing on EDGAR) to its security holders and to the Manager an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e) The Company will deliver to the Manager and counsel for the Manager, without charge, as the Manager or counsel for the Manager may reasonably request, electronic copies of the signed Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and electronic copies of all signed consents and certificates of experts delivered hereunder. The Registration Statement and each amendment thereto furnished to the Manager will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f) The Company will deliver to the Manager and counsel for the Manager, without charge, for so long as delivery of a prospectus by the Manager or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or any similar rule), as many copies of the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Manager may reasonably request. The Prospectus and any Issuer Free Writing Prospectus and any amendments or supplements thereto furnished to the Manager will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(g) The Company will arrange, if necessary, for the qualification of the Shares for sale under the laws of such jurisdictions as the Manager may designate and will maintain such qualifications in effect so long as required for the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject or where it would be subject to taxation as a foreign business.

(h) The Company agrees that, unless it has or shall have obtained the prior written consent of the Manager, and the Manager agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule I hereto. Any such free writing prospectus consented to by the Manager or the Company is hereinafter referred to as a

“Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(i) The Company will not (i) take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, purchase or pay any person (other than as contemplated by this Agreement or any Terms Agreement) any compensation for soliciting purchases of the Shares.

(j) The Company will, at any time during the term of this Agreement, as supplemented from time to time, advise the Manager promptly after it shall have received notice or obtain knowledge thereof, of any information or fact that would materially alter or affect any opinion, certificate, letter and other document provided to the Manager pursuant to Section 6 herein.

(k) Upon commencement of the offering of the Shares under this Agreement (if requested by the Manager) (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than (A) an Interim Prospectus Supplement filed pursuant to Rule 424(b) pursuant to Section 4(r) of this Agreement, (B) a prospectus supplement relating solely to the offering or resale of securities other than the Shares or (C) the filing with the Commission of any report under the Exchange Act except such reports referred to in Section 4(k)(ii)), (ii) there is filed with the Commission any annual report on Form 10-K or quarterly report on Form 10-Q, or any other document that contains financial statements or financial information that is incorporated by reference into the Prospectus, or any amendment thereto, or (iii) the Shares are delivered to the Manager as principal at the Time of Delivery pursuant to a Terms Agreement (the date of such commencement (in the case that the above-mentioned request is made by the Manager), the date of each such recommencement and the date of each such event referred to in (i), (ii) and (iii) above, a “Representation Date”), the Company shall furnish or cause to be furnished to the Manager forthwith a certificate dated and delivered on such Representation Date, as the case may be, in form reasonably satisfactory to the Manager to the effect that the statements contained in the certificate referred to in Section 6(e) of this Agreement which were last furnished to the Manager are true and correct at the time of such Representation Date, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(e), modified as necessary to relate to the Registration Statement, the Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such certificate. In addition, upon notice from the Company to the Manager at any time prior to a Representation Date, the Company may notify the Manager that it intends to suspend sales pursuant to this Agreement and defer a Representation Date until further notice; provided, however that the Company shall at no time request a sale of the Shares pursuant to the terms of Section 3 herein until such time as the Company satisfies its obligations with respect to the deferred Representation Date pursuant to Sections 4 and 6 hereof.

(l) At each Representation Date, the Company shall furnish or cause to be furnished forthwith to the Manager a written opinion and negative assurance letter of Latham & Watkins LLP, counsel to the Company (“Company Counsel”), or other counsel reasonably satisfactory to the Manager, each dated and delivered on such Representation Date, each in form and substance reasonably satisfactory to the Manager, of the same tenor as the opinion referred to in Section 6(b) of this Agreement, but modified as necessary to relate to the Registration Statement, the Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(m) At each Representation Date, the Company shall furnish or cause to be furnished forthwith to the Manager a written opinion of the Company’s Vice President of Intellectual Property, or other intellectual property counsel reasonably satisfactory to the Manager, dated and delivered on such Representation Date, in form and substance reasonably satisfactory to the Manager, of the same tenor as the opinion referred to in Section 6(c) of this Agreement, but modified as necessary to relate to the Registration Statement, the Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(n) At each Representation Date, Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, counsel to the Manager, shall deliver a written opinion and negative assurance letter, each dated and delivered on such Representation Date, each in form and substance reasonably satisfactory to the Manager, of the same tenor as the opinions referred to in Section 6(d) of this Agreement but modified as necessary to relate to the Registration Statement, the Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(o) At each Representation Date and on a date that is on or precedes the date that the Company submits its initial order for the sale of Shares pursuant to this Agreement (the “Additional Date”), the Company shall cause Ernst & Young, LLP (the “Accountants”), or other independent accountants reasonably satisfactory to the Manager forthwith, to furnish the Manager a letter, dated and delivered on such Representation Date or such Additional Date, as the case may be, in form and substance reasonably satisfactory to the Manager of the same tenor as the letter referred to in Section 6(f) of this Agreement but modified to relate to the Registration Statement, the Disclosure Package and the Prospectus, as amended and supplemented to the date of such letter.

(p) At each Representation Date, and at such other times as may be reasonably requested by the Manager (which shall be on a quarterly basis or otherwise), the Company will conduct a due diligence session, in form and substance reasonably satisfactory to the Manager, which shall include representatives of the management of the Company and the independent accountants of the Company. The Company shall cooperate timely with any reasonable due diligence request from or review conducted by the Manager or its agent from time to time in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and available documents and access to appropriate officers and agents of the Company during regular business hours and at the Company’s principal offices, and timely furnishing or causing to be furnished such certificates, letters and opinions from the Company, and their officers and agents, as the Manager may reasonably request.

(q) Nothing in this Agreement shall restrict the Manager from trading, and the Company acknowledges that the Manager may trade in the Common Stock for the Manager’s own account and for the account of its clients before, at the same time as, or after sales of the Shares occur pursuant to this Agreement or pursuant to a Terms Agreement.

(r) The Company will either (i) disclose in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, with regard to the relevant quarter, the number of the Shares sold by or through the Manager pursuant to this Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to such sales of the Shares pursuant to this Agreement, or (ii) on or prior to the earlier of (A) the date on which the Company shall file a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K in respect of any fiscal quarter in which sales of Shares were made by the Manager pursuant to this Agreement and (B) the date on which the Company shall be obligated to file such document referred to in clause (A) in respect of such quarter (each such date, and any date on which an amendment to any such document is filed, a “Filing Date”), the Company will file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b), which prospectus supplement will set forth, with regard to such quarter, the number of the Shares sold by or through the Manager pursuant to this Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to such sales of the Shares pursuant to this Agreement and deliver such number of copies of each such prospectus supplement to the Exchange as are required by such exchange.

(s) If to the knowledge of the Company, the conditions set forth in Section 6(a) or 6(g) shall not be true and correct on the applicable Settlement Date or Time of Delivery, the Company will offer to any person who has agreed to purchase Shares from the Company as the result of an offer to purchase solicited by the Manager the right to refuse to purchase and pay for such Shares.

(t) Each acceptance by the Company of an offer to purchase the Shares hereunder, and each execution and delivery by the Company of a Terms Agreement, shall be deemed to be an affirmation to the Manager that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Shares relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).

(u) The Company will use its commercially reasonable efforts to cause the Shares to be listed for trading on the Exchange and to maintain such listing.

(v) During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or any similar rule) to be delivered under the Act, the Company shall file, on a timely basis, with the Commission and the Exchange all reports and documents required to be filed under the Exchange Act and the regulations thereunder.

(w) The Company shall cooperate with the Manager and use its reasonable efforts to permit the Shares to be eligible for clearance and settlement through the facilities of DTC.

(x) The Company will apply the Net Proceeds from the sale of the Shares in the manner set forth in the Disclosure Package and the Prospectus.

5. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations under this Agreement, whether or not the transactions contemplated hereby are consummated, including without limitation (i) all expenses incident to the issuance and delivery of the Shares (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares to the Manager, (iii) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors to the Company, and the reasonable fees and expenses of the Manager’s counsel (which shall not be more than one counsel unless otherwise agreed by the Company), (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (v) all filing fees, attorneys’ fees and expenses incurred by the Company or the Manager in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state securities or blue sky laws, and, if requested by the Manager, preparing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Manager of such qualifications, registrations and exemptions, (vi) the filing fees, if any, incident to the review and approval by FINRA of the terms of the sale of the Shares, (vii) the fees and expenses associated with listing of the Shares on the Exchange, (viii) all fees and expenses of the registrar and transfer agent of the Common Stock, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Company in connection with approval of the Shares by DTC for “book-entry” transfer, (x) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement and (xi) all other fees, costs and expenses incurred in connection with the performance of its obligations hereunder for which provision is not otherwise made in this Section 5; provided, however, that the amount payable by the Company pursuant to subsection (iii) and (v) with respect to the reasonable fees and expenses of Manager’s counsel shall not exceed (A) $75,000 arising out of executing this Agreement and the filing of the Registration Statement and the Prospectus and (B) $12,500 per each quarter thereafter (solely for any quarter that includes a Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 4(k)). Except as provided in this Section 5 and in Section 7 hereof, the Manager shall pay its own expenses.

6. Conditions to the Obligations of the Manager. The obligations of the Manager under this Agreement and any Terms Agreement shall be subject to (i) the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, each Representation Date, and as of each Applicable Time, Settlement Date and Time of Delivery, (ii) to the performance by the Company of its obligations hereunder and (iii) the following additional conditions:

(a) The Prospectus, and any supplement thereto, required by Rule 424 to be filed with the Commission have been filed in the manner and within the time period required by Rule 424(b) with respect to any sale of Shares; each Interim Prospectus Supplement shall have been filed in the manner required by Rule 424(b) within the time period required by Section 4(r) of this Agreement; any material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose or pursuant to Section 8A of the Act shall have been instituted or threatened.

(b) The Company shall have requested and caused Company Counsel to furnish to the Manager, on every date specified in Section 4(l) of this Agreement, its written opinion and negative assurance letter, in form and substance reasonably satisfactory to the Manager.

(c) The Company shall have requested and caused its Vice President of Intellectual Property to furnish to the Manager, on every date specified in Section 4(m) of this Agreement, a written opinion, in form and substance reasonably satisfactory to the Manager.

(d) The Manager shall have received from Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, counsel to the Manager, on every date specified in Section 4(n) of this Agreement, such opinion and negative assurance letter, dated as of such date and addressed to the Manager, with respect to the issuance and sale of the Shares, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Manager may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(e) The Company shall have furnished or caused to be furnished to the Manager, on every date specified in Section 4(k) of this Agreement, a certificate of the Company, signed by the chief executive officer or the President of the Company, and by the chief financial or chief accounting officer of the Company, dated as of such date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package and the Prospectus and any supplements or amendments thereto and this Agreement and that:

(i) the Company has received no stop order suspending the effectiveness of the Registration Statement, and no proceedings for such purpose or pursuant to Section 8A of the Act have been instituted or, to the Company’s knowledge, threatened by the Commission;

(ii) since the date of the most recent financial statements included in the Prospectus and the Disclosure Package, there has been no event or condition of a type described in Section 2(l) hereof (a “Material Adverse Change”), except as set forth in or contemplated in the Disclosure Package and the Prospectus;

(iii) the representations, warranties and covenants set forth in Section 2 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such date; and

(iv) each of the Company and its subsidiaries have complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such date.

(f) The Company shall have requested and caused the Accountants to have furnished to the Manager, on every date specified in Section 4(o) hereof and to the extent requested by the Manager in connection with any offering of the Shares, letters (which may refer to letters previously delivered to the Manager), dated as of such date, in form and substance reasonably satisfactory to the Manager, which letters shall cover, without limitation, the various financial statements and disclosures contained in the Registration Statement, the Disclosure Package and the Prospectus and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings as contemplated in the Statement on Auditing Standards No. 72, as well as confirming that they have performed a review of any unaudited interim financial information of the Company included in the Registration Statement, the Disclosure Package and the Prospectus in accordance with Statement on Auditing Standards No. 100.

References to the Prospectus in this paragraph (f) include any supplement thereto at the date of the letter.

(g) Since the respective dates as of which information is disclosed in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise stated therein, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6 or (ii) Material Adverse Change, except as set forth in or contemplated in the Disclosure Package (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Manager, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(h) FINRA shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements under this Agreement.

(i) The Shares shall have been listed and admitted and authorized for trading on the Exchange, and satisfactory evidence of such actions shall have been provided to the Manager.

(j) Prior to each Settlement Date and Time of Delivery, as applicable, the Company shall have furnished to the Manager such further information, certificates, such as a customary secretary’s certificate, and documents as the Manager may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Manager and counsel for the Manager, this Agreement and all obligations of the Manager hereunder may be canceled at, or at any time prior to, any Settlement Date or Time of Delivery, as applicable, by the Manager. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, counsel to the Manager, at 550 Allerton Street, Redwood City, CA 94063, on each such date as provided in this Agreement.

7. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless the Manager, its affiliates, as such term is defined in Rule 501(b) under the Act (each, an “Affiliate”), the directors, officers, employees and agents of the Manager, any broker-dealer affiliate of the Manager through which Shares are sold, and each person who controls the Manager within the meaning of either the Act or the Exchange Act and against any loss, claim, damage, liability or expense, as incurred, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company or otherwise permitted by paragraph (d) below), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, the Prospectus or any Interim Prospectus Supplement (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iv) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law; and agrees to reimburse each such indemnified party, for any and all expenses (including the reasonable fees and disbursements of counsel chosen by the indemnified party) as such expenses are reasonably incurred by them in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Manager expressly for use in the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto). This indemnity agreement will be in addition to any liabilities that the Company may otherwise have.

(b) The Manager agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company or any such director, officer or controlling person may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Manager or otherwise permitted by paragraph (d) below), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, the Prospectus or any Interim Prospectus Supplement (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus, or any Interim Prospectus Supplement (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Manager expressly for use therein; and to reimburse the Company or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The indemnity agreement set forth in this Section 7(b) shall be in addition to any liabilities that the Manager may otherwise have. The Company acknowledges that with respect to the Manager, the name of the Manager constitutes the only information furnished in writing by or on behalf of the Manager for inclusion in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus, or any Interim Prospectus Supplement (or any amendment or supplement thereto).

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in paragraph (a) or (b) above or to the extent it is not prejudiced (through the forfeiture of substantive rights or defenses) as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (the Manager in the case of Section 7(b) and Section 7(e)), representing the indemnified parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party or (iii) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.

(d) The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable and documented fees and expenses of counsel as contemplated by Section 7(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) If the indemnification provided for in this Section 7 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Manager, on the other hand, from the offering of the Shares pursuant to this Agreement, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Manager, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by them, and benefits received by the Manager shall be deemed to be equal to the total compensation received by the Manager under Section 3(c) of this Agreement, in each case as determined by this Agreement or any applicable Terms Agreement. The relative fault of the Company, on the one hand, and the Manager, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Manager, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 7(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 7(e); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 7(c) for purposes of indemnification.

The Company and the Manager agree that it would not be just and equitable if contribution pursuant to this Section 7(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7(e).

Notwithstanding the provisions of this Section 7(e), the Manager shall not be required to contribute any amount in excess of the discounts and commissions received by the Manager in connection with the Shares sold by it pursuant to this Agreement and any applicable Terms Agreement in the specific transaction or transactions giving rise to the contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7(e), each Affiliate, director, officer, employee and agent of the Manager, each person, if any, who controls the Manager within the meaning of the Act and the Exchange Act and any broker-dealer affiliate of the Manager through which Shares are sold shall have the same rights to contribution as the Manager, and each director of the Company or each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act and the Exchange Act shall have the same rights to contribution as the Company.

8. Termination.

(a) The Company shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if Shares have been sold through the Manager for the Company, then Section 4(t) shall remain in full force and effect with respect to the Manager and the Company, (ii) with respect to any pending sale, through the Manager for the Company, the obligations of the Company, including in respect of compensation of the Manager, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 2, 5, 7, 9, 10, 12 and 14 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b) The Manager shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 2, 5, 7, 9, 10, 12 and 14 of this Agreement shall remain in full force and effect with respect to the Manager notwithstanding such termination.

(c) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 8(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 2, 5, 7 and 9 shall remain in full force and effect.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Manager or the Company, as the case may be. If such termination shall occur prior to the Settlement Date or Time of Delivery for any sale of the Shares, such sale shall, subject to Section 6 hereof, settle in accordance with the provisions of Section 3(e) of this Agreement.

(e) In the case of any purchase of Shares by the Manager pursuant to a Terms Agreement, the obligations of the Manager pursuant to such Terms Agreement shall be subject to termination, in the absolute discretion of the Manager, by notice given to the Company prior to the Time of Delivery relating to such Shares, if at any time prior to such delivery and payment (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the Exchange, or trading in securities generally on either the Exchange or the NASDAQ shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or FINRA; (ii) a general banking moratorium shall have been declared by any of federal or New York authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity involving the United States, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Manager is material and adverse and makes it impracticable or inadvisable to proceed with the offering or delivery of the Shares in the manner and on the terms described in the Disclosure Package and the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Manager there shall have occurred any Material Adverse Change or (v) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services in the United States.

9. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company, the officers of the Company and of the Manager set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by the Manager or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Shares.

10. Notices. All communications hereunder will be in writing and effective only on receipt, and:

If sent to the Manager, will be mailed, delivered or telefaxed to:

Leerink Partners LLC

1301 Avenue of the Americas, 5th Floor

New York, New York 10019

Facsimile: (646) 499-7051

Attention: Stuart R. Nayman, Esq.

with a copy to:

Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP

550 Allerton Street

Redwood City, CA 94063

Attention: Jeffrey Vetter, Esq.

If sent to the Company, will be mailed, delivered or telefaxed to:

Arcus Biosciences, Inc.

3928 Point Eden Way

Hayward, CA 94545

Attention: General Counsel

with a copy to:

Latham & Watkins LLP

140 Scott Drive

Menlo Park, CA 94025

Attention: Mark V. Roeder; John C. Williams

Any party hereto may change the address for receipt of communications by giving written notice to the others.

11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

12. No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Manager and any affiliate through which it may be acting, on the other, (b) the Manager is acting solely as sales agent and/or principal in connection with the purchase and sale of the Company’s securities and not as a fiduciary of the Company and (c) the Company’s engagement of the Manager in connection with the offering and the process leading up to the offering is as an independent contractor and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgment in connection with the offering (irrespective of whether the Manager has advised or is currently advising it on related or other matters). The Company agrees that it will not claim that the Manager has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with the transactions contemplated by this Agreement or the process leading thereto.

13. Integration. This Agreement and any Terms Agreement supersede all prior agreements and understandings (whether written or oral) between the Company and the Manager with respect to the subject matter hereof.

14. Applicable Law. This Agreement and any Terms Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

15. Waiver of Jury Trial. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, any Terms Agreement or the transactions contemplated hereby or thereby.

16. Counterparts. This Agreement and any Terms Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

17. Headings. The section headings used in this Agreement and any Terms Agreement are for convenience only and shall not affect the construction hereof.

18. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that the Manager that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Manager of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that the Manager is a Covered Entity or a BHC Act Affiliate of the Manager becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Manager are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 18:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

19. Definitions. The terms that follow, when used in this Agreement and any Terms Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Applicable Time” shall mean, with respect to any Shares, the time of sale of such Shares pursuant to this Agreement or any relevant Terms Agreement.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Prospectus, (ii) the most recently filed Interim Prospectus Supplement, if any, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule I hereto, (iv) the public offering price of Shares sold at the relevant Applicable Time as specified in a Terms Agreement and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Interim Prospectus Supplement” shall mean any prospectus supplement relating to the Shares prepared and filed pursuant to Rule 424(b) from time to time as provided by Section 4(q) of this Agreement.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Prospectus” shall mean the Prospectus included in the Registration Statement relating to the Shares, as supplemented by the most recently filed Interim Prospectus Supplement (if any).

“Registration Statement” shall mean the registration statement referred to in Section 2(a) above, including exhibits and financial statements and any prospectus supplement relating to the Shares that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective, shall also mean such registration statement as so amended.

“Rule 158,” “Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430B” and “Rule 433” refer to such rules under the Act.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the Manager.

Very truly yours,

Arcus Biosciences, Inc.

By:	/s/ Terry Rosen, Ph.D.
Name:	Terry Rosen, Ph.D.
Title:	Chief Executive Officer

SIGNATURE PAGE TO EQUITY DISTRIBUTION AGREEMENT

CONFIRMED AND ACCEPTED,
as of the date first written above:

Leerink Partners LLC

By:	/s/ Peter Fry
Name:	Peter Fry
Title:	Senior Managing Director

SIGNATURE PAGE TO EQUITY DISTRIBUTION AGREEMENT

SCHEDULE I

Schedule of Free Writing Prospectuses included in the Disclosure Package

None.

Schedule I

[Form of Terms Agreement]	ANNEX I

Arcus Biosciences, Inc.

Common Stock

TERMS AGREEMENT

____________, 20___

Leerink Partners LLC

1301 Avenue of the Americas, 5th Floor

New York, New York 10019

Ladies and Gentlemen:

Arcus Biosciences, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated February 25, 2026 (the “Equity Distribution Agreement”), by and between the Company and Leerink Partners LLC, to issue and sell to Leerink Partners LLC, the securities specified in the Schedule I hereto (the “Purchased Shares”)[, and solely for the purpose of covering over-allotments, to grant to Leerink Partners LLC (the “Manager”) the option to purchase the additional securities specified in the Schedule I hereto (the “Additional Shares”)]. [Include only if the Manager has an over-allotment option]

[The Manager shall have the right to purchase from the Company all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Purchased Shares, at the same purchase price per share to be paid by the Manager to the Company for the Purchased Shares. This option may be exercised by the Manager at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of shares of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Time of Delivery (as set forth in the Schedule I hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Shares shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Purchased Shares.] [Include only if the Manager has an over-allotment option]

Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by the Manager, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date] [Include only if the Manager has an over-allotment option], except that each representation

Annex I-1

and warranty in Section 2 of the Equity Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Equity Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date] [Include only if the Manager has an over-allotment option] in relation to the Prospectus as amended and supplemented to relate to the Purchased Shares.

An amendment to the Registration Statement (as defined in the Equity Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Shares [and the Additional Shares] [Include only if the Manager has an over-allotment option], in the form heretofore delivered to the Manager is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Manager and the latter agrees to purchase from the Company the number of shares of the Purchased Shares at the time and place and at the purchase price set forth in the Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Manager and the Company.

Arcus Biosciences, Inc.
By:
Name:
Title:

ACCEPTED as of the date first written above.
Leerink Partners LLC

By:
Name:
Title:

Annex I-2

[Form of Terms Agreement]	Schedule I to the Terms Agreement

Title of Purchased Shares [and Additional Shares]: Common Stock

Number of Shares of Purchased Shares:

[Number of Shares of Additional Shares:]

[Price to Public:]

Purchase Price by Leerink Partners LLC:

Method of and Specified Funds for Payment of Purchase Price:

By wire transfer to a bank account specified by the Company in same day funds.

Method of Delivery:

Free delivery of the Shares to the Manager’s account at The Depository Trust Company in return for payment of the purchase price.

Time of Delivery:

Closing Location:

Documents to be Delivered:

The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the closing at the Time of Delivery [and on any Option Closing Date]:

(1)	The opinion referred to in Section 4(l).

(2)	The opinion referred to in Section 4(m).

(3)	The accountants’ letter referred to in Section 4(n).

(4)	The officers’ certificate referred to in Section 4(k).

(5)	Such other documents as the Manager shall reasonably request.

Annex I-3